UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On February 3, 2006, Santarus, Inc. (“Santarus” or the “Company”) entered into a Committed Equity Financing Facility (the “CEFF”) with Kingsbridge Capital Limited, pursuant to which Kingsbridge has committed to provide up to $75 million of capital for a period of three years through the purchase of newly-issued shares of the Company’s common stock.
     Subject to certain conditions and limitations, from time to time under the common stock purchase agreement relating to the CEFF, Santarus may require Kingsbridge to purchase newly-issued shares of its common stock in tranches of up to the lesser of $10 million or 2.5% of the Company’s market capitalization at the time of the draw down of such tranche. Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 10% depending on the average market price of the common stock during the eight-day pricing period, provided that the minimum acceptable volume weighted purchase price for any shares to be issued to Kingsbridge during the eight-day period will be equal to the higher of $2.50 or 85% of the Company’s share price the day before the commencement of each draw down.
     In connection with the CEFF, Santarus issued a warrant to Kingsbridge to purchase up to 365,000 shares of common stock at an exercise price of $8.2836 per share, which represents a 30% premium over the average of the closing bid prices of its common stock during the five trading days immediately preceding the signing of the common stock purchase agreement. The warrant will become exercisable after the six month anniversary of the date of the agreement, and will remain exercisable, subject to certain exceptions, until five years after the date of the agreement.
     The CEFF also requires Santarus to file a resale registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of entering into the CEFF. Under the terms of the CEFF, the maximum number of shares that Santarus may sell is 8,853,165 shares (exclusive of the 365,000 shares underlying the warrant issued concurrently to Kingsbridge with the CEFF), which, under the rules of the Nasdaq National Market, is approximately the maximum number of shares we may sell to Kingsbridge without approval of our stockholders.
     Santarus is not obligated to sell any of the $75 million of common stock available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF does not contain any restrictions on Santarus’ operating activities, automatic pricing resets or minimum market volume restrictions.
     Santarus relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the warrant in consideration of such commitment.
     A complete copy of the common stock purchase agreement, the warrant and the registration rights agreement executed in connection with the CEFF and related press release are filed herewith as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 99.1, respectively, and incorporated herein by reference. The foregoing descriptions of the terms of these agreements are qualified in their entirety by reference to such exhibits.
Item 3.02. Unregistered Sales of Equity Securities.
     The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Shares of Common Stock, dated February 3, 2006, issued by Santarus, Inc. to Kingsbridge Capital Limited

4.2	Registration Rights Agreement, dated February 3, 2006, by and between Santarus, Inc. and Kingsbridge Capital Limited

10.1	Common Stock Purchase Agreement, dated as of February 3, 2006, by and between Santarus, Inc. and Kingsbridge Capital Limited

99.1	Press Release dated February 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: February 3, 2006	By:	/s/ Gerald T. Proehl

Name: Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Warrant to Purchase Shares of Common Stock, dated February 3, 2006, issued by Santarus, Inc. to Kingsbridge Capital Limited

4.2	Registration Rights Agreement, dated February 3, 2006, by and between Santarus, Inc. and Kingsbridge Capital Limited

10.1	Common Stock Purchase Agreement, dated as of February 3, 2006, by and between Santarus, Inc. and Kingsbridge Capital Limited.

99.1	Press Release dated February 3, 2006